Exhibit 99.2

                                Certification of
                             Corporate Controller of
                          Universal Money Centers, Inc.

      I, Christopher D. Greek, Corporate Controller of Universal Money Centers, Inc., hereby certify, in accordance with 18 U.S.C.ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (a) The Annual Report on Form 10-KSB for the year ended January 31, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (b) The information contained in the Annual Report on Form 10-KSB for the year ended January 31, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Universal Money Centers, Inc.

A signed original of this written statement required by Section 906 has been provided to Universal Money Centers, Inc. and will be retained by Universal Money Centers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  May 16, 2003.

                               /s/ Christopher D. Greek
                               -----------------------------------
                               Christopher D. Greek
                               Corporate Controller